SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01 Other Events.

On January 15, 2013, Moog Inc. (the “Company”) announced that the redemption of the Company’s 6¼% senior subordinated notes (the “Notes”) due in 2015 has been completed.

The Notes, which were in the aggregate principal amount of $200 million, were repurchased at par January 15, 2013 pursuant to an early redemption right. Interest was paid on the Notes through the redemption date. The trustee for the Notes was The Bank of New York Mellon. The redemption was completed using proceeds drawn from the Company’s U.S. revolving credit facility. The material terms of the Company’s U.S. revolving credit facility are set forth in Part II, Items 7 and 8 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 20, 2012, and in exhibit 10(a) filed therewith, and those terms are incorporated by reference in these Items.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: January 16, 2013	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller